UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On June 1, 2004, eOn Communications acquired a controlling interest in Cortelco Shanghai Telecom Equipment Company (“Cortelco Shanghai”), a leading provider of fiber optic transmission equipment, data communications systems, and network management software in China.

Under the terms of the agreement effective today, eOn acquired all of the stock of Cortelco China Corp., a California corporation that owns a 54.14% ownership interest in Cortelco Shanghai, from Cortelco Systems Holding Corporation (“CSHC”). CSHC received 157,167 shares of eOn common stock valued at approximately $321,250 based upon the previous 30 days average trading price for eOn shares. It is anticipated that up to an additional 471,501 shares may be issued over the next four fiscal quarters if Cortelco Shanghai attains specified revenue targets as set forth in the agreement, a copy of which is being filed as an exhibit to this report.

CSHC is a considered a related party of eOn, as David Lee – eOn’s president and chief executive officer - is CSHC’s chairman and principal shareholder. Also, Stephen Bowling - eOn’s vice president and chief financial officer - is a director of CSHC.

For additional information, please refer to the agreement, a copy of which is being filed as exhibit 2.1 to this report and the press release issued on June 1, 2004, a copy of which is being filed as exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

Financial Statements:

The financials statements required for the acquisition noted in Item 2 will be filed with the Commission in a separate Form 8-K no later than August 13, 2004.

Exhibits:

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement between eOn Communications Corporation and Cortelco Systems Holding Corporation

99.1	Press release issued by eOn Communications Corporation dated June 1, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2004

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Stock Purchase Agreement between eOn Communications Corporation and Cortelco Systems Holding Corporation

99.1	Press release issued by eOn Communications Corporation dated June 1, 2004